SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2007 (December 7, 2007)

Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2007, Bahman Koohestani stepped down from his position as Chief Information Officer of Orbitz Worldwide, Inc. (the “Company”).

In connection with his departure from the Company, on December 7, 2007, Mr. Koohestani and the Company entered into an agreement and general release. Subject to the terms and conditions contained therein, the agreement provides that the Company will make a lump sum payment to Mr. Koohestani equal to one year of his current base annual salary, his current annual target bonus and his prorated target bonus for the second half of 2007 pursuant to the terms of the letter agreement effective as of August 13, 2007 between Mr. Koohestani and the Company.  In addition, the Company has agreed to subsidize Mr. Koohestani’s continuing health care coverage under COBRA for up to twelve (12) months and to pay Mr. Koohestani a lump sum amount, after taxes, equal to $37,500 in lieu of relocation benefits.  The agreement also provides that the Company will provide Mr. Koohestani with outplacement benefits.  Mr. Koohestani’s equity-based compensation awards will vest as and to the extent provided for in the agreements and plan with respect to the grants of those awards.

A copy of the agreement and general release is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.

10.1         Agreement and General Release, dated December 7, 2007, among Orbitz Worldwide, Inc., Orbitz, LLC and Bahman Koohestani.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

December 10, 2007	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and General Release, dated December 7, 2007, among Orbitz Worldwide, Inc., Orbitz, LLC and Bahman Koohestani.